UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2013

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On August 8, 2013, Molycorp, Inc. (the "Company") issued a press release announcing financial results for its second quarter ended June 30, 2013.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 6, 2013, the Audit and Ethics Committee of the Company's Board of Directors, based upon a recommendation from management, determined that its unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2013 should no longer be relied upon because they contained an error with respect to the reconciliation of its physical inventory to the general ledger, which resulted in a cumulative overstatement of costs of sales and understatement of current inventory of approximately $16.0 million. This error also caused the income tax benefit in the first quarter of 2013 to be overstated by approximately $6.5 million, the disclosure of the consolidated assessment of normal production levels to be understated by approximately $17.4 million, and the consolidated total write-down of inventory to be overstated by $18.0 million. The misstatement had no effect on the net cash used in operating activities or cash and cash equivalent at the end of the first quarter of 2013.

In addition, the Audit and Ethics Committee of the Company's Board of Directors also determined that its unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2013 should no longer be relied upon because they contained an error with respect to the accrual of certain severance charges, which resulted in an understatement of accrued expenses and selling, general and administrative expense of approximately $2.1 million. This error also caused the income tax benefit in the first quarter of 2013 to be understated by approximately $0.8 million. The misstatement had no effect on the net cash used in operating activities or cash and cash equivalent at the end of the first quarter of 2013.

Both errors described above affected the financial position and results of operations of the Resources segment.

The following tables reflect the impact of correcting the affected line items of the Company’s unaudited Condensed Consolidated Financial Statements at and for the three months ended March 31, 2013:

	At March 31, 2013
	As originally reported	As restated
(In thousands)
Inventory	$231,502	$247,453
Total current assets	755,260	771,211
Total assets	3,209,239	3,223,298
Accrued expenses	63,381	65,457
Total current liabilities	249,211	251,287
Deferred tax liabilities	135,691	136,054
Total non-current liabilities	1,504,839	1,505,202
Total liabilities	1,754,050	1,756,489
Total stockholders' equity	1,455,189	1,466,809
Total liabilities and stockholders' equity	3,209,239	3,223,298

	Three months ended March 31, 2013
	As originally reported	As restated
(In thousands, except per share amounts)
Costs of sales excluding depreciation and amortization	$(152,544)	$(136,593)
Gross loss	(20,486)	(4,535)
Selling, general and administrative expenses	(24,438)	(26,514)
Operating loss	(59,667)	(45,792)
Loss before income taxes and equity earnings	(71,445)	(57,569)
Income tax benefit	28,112	22,490
Net loss	(46,405)	(38,151)
Net loss attributable to Molycorp stockholders	(47,223)	(38,969)
Comprehensive loss	(49,699)	(41,445)
Comprehensive loss attributable to Molycorp stockholders	(48,881)	(40,628)
Loss per share of common stock:
Basic	(0.33)	(0.27)
Diluted	(0.33)	(0.27)

The Company's management and the Audit and Ethics Committee of the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with the Company's independent accountants. The Company intends to file an amended quarterly report on Form 10-Q/A for the three months ended March 31, 2013. As a result of this, the Company is still evaluating its internal control over financial reporting surrounding the effectiveness of its disclosure controls and procedures for prior interim and annual periods, which could result in a material weakness.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Molycorp, Inc. on August 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Michael F. Doolan
	Name:	Michael F. Doolan
	Title:	Chief Financial Officer

Date: August 8, 2013

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued by Molycorp, Inc. on August 8, 2013